AGREEMENT OF ASSIGNMENT OF MEMBERSHIP AND PARTNERSHIP INTERESTS

THIS AGREEMENT made this      day of March, 2008, by and between NICHOLAS S. SCHORSCH, an individual (“Assignor”) and AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Assignee”).

WITNESSETH:

A. ARC HVPA General Partner IV LLC (“HVPA IV”) is a Delaware limited liability company. Assignor is the sole existing member of HVPA IV, owning a 100% membership interest (the "Membership Interest").

B. ARC HVPA Limited Partner II LP (“HVPA II”) is a Delaware limited partnership. Assignor is the sole limited partner of HVPA II owning a 100% interest in all of the limited partnership interests in HVPA II (the “Partnership Interest,” the Partnership Interest and the Membership Interest are referred to hereinafter collectively as the “Interests”). HVPA IV is the sole general partner of HVPA II. Assignor owns, directly or indirectly 100% of the limited partnership interests in HVPA II.

C. HVPA II owns, directly or indirectly, one hundred percent (100%) of the ownership equity interests in the following entities (collectively, the “Property Owning Subsidiaries”):

1) ARC HVHVPA0001 LP, a Delaware limited partnership;

2) ARC HVLNDPA001 LP, a Delaware limited partnership;

3) ARC HVLNDPA002 LP, a Delaware limited partnership;

4) ARC HVLSDPA001 LP, a Delaware limited partnership;

5) ARC HVLHNPA001 LP, a Delaware limited partnership;

6) ARC HVLRKPA001 LP, a Delaware limited partnership;

7) ARC HVPMTPA001 LP, a Delaware limited partnership;

8) ARC HVSVPA0001 LP, a Delaware limited partnership;

9) ARC HVSPKPA001 LP, a Delaware limited partnership;

10) ARC HVSTNPA001 LP, a Delaware limited partnership;

11) ARC HVSTNPA002 LP, a Delaware limited partnership;

12) ARC HVSGHPA001 LP, a Delaware limited partnership;

13) ARC HVSHPA0001 LP, a Delaware limited partnership;

14) ARC HVWPTPA001 LP, a Delaware limited partnership; and

15) ARC HVWYMPA001 LP, a Delaware limited partnership.

D. Assignor desires to assign to Assignee the Interests and Assignee desires to assume the Interests from Assignor, upon the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Assignment and Assumption of Interests.

1.1 Upon the terms and conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), Assignor shall transfer and assign the Interests to Assignee and Assignee shall assume the same.

1.2  At Closing (as hereinafter defined), Assignor and Assignee shall execute and deliver to each other an instrument of transfer and assumption in the form of an Assignment and Assumption Agreement in form and content reasonably acceptable to Assignor and Assignee.

2.  Assumption Price for the Interest. The assumption price for the Interests being sold hereunder is agreed to be the sum of Forty-Million Nine Hundred Seventy-Six Two Hundred Eighteen and 00/100 Dollars ($40,976,218.00) which sum Assignee agrees to pay to Assignor by wire of immediately available funds to Assignor’s account at Closing (i) subject to the prorations and adjustments, if any, provided under this Agreement, (ii) plus any other amounts required to be paid by Assignee to Assignors at Closing, (iii) less the outstanding principal balance of the Existing Loan (as defined hereinafter) and (iv) less any other amounts to be paid by Assignors to Assignee at Closing.

The Property Owning Subsidiaries are the borrowers under that certain Loan Agreement (the “Loan Agreement”) dated as of December 28, 2007 between the Property Owning Subsidiaries and Continental Bank (“Lender”) pursuant to which Lender made a mortgage loan to the Property Owning Subsidiaries in the original principal amount of $31,000,000 (the “Existing Loan”). Pursuant to the Loan Agreement Lender’s consent is required in order to effectuate the transactions contemplated under this Agreement (“Lender’s Consent”). It shall be a condition to Closing that Lender’s Consent is obtained.

3.  Closing. Subject to compliance with the provisions of this Agreement, the transaction herein contemplated shall be consummated at a Closing (the "Closing") which shall take place on or before March 31, 2008 on a date and at a time mutually agreed upon by the parties hereto (the "Closing Date") by mail, commencing at 10:00 a.m. or at such other hour and/or place as shall be agreeable to the parties, time being of the essence of this Agreement.

It shall be a further condition to Assignee’s obligation to close pursuant to this Agreement that Assignee’s Board of Directors shall have approved the transactions contemplated by this Agreement.

If Closing does not occur by March 31, 2008, either Assignor or Assignee shall have the right to terminate this Agreement whereupon the parties shall have no further obligations hereunder.

4.  Representations and Warranties of Assignors. Assignors, to induce Assignee to enter into this Agreement, hereby make the following representations and warranties to Assignee, all of which shall be true and correct as of the time of the execution hereof and as of the time of Closing as if the same had been made at the time of Closing:

4.1  Assignor has the full legal right, power and authority to enter into this Agreement and to perform its obligations hereunder.

4.2 That signing as Assignor below is the owner of the entire Interests and no other person or entity has any interest therein. Assignor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by Assignor, and, except for obtaining Lender’s Consent (as defined hereinafter) no other consent or approval is required (including, without limitation, consent or approval under a bond, note, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Assignor or their properties are bound, or to the best of Assignors' knowledge, any provision of statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Assignors) in order for Assignor to effectuate the transaction described herein.

4.3  Except for the rights of HG ARC Harleysville Finance, LP as Special Limited Partner, as provided for in the Limited Partnership Agreement of HVPA II, Assignor owns the Interests free and clear of any liens, security interest, charges, claims, interests or other encumbrances. Upon the completion of Closing and delivery to Assignee of the Assignment and Assumption Agreement described above, Assignee will own the Interests free and clear of any liens, security interests, charges, claims, interests or other encumbrances created or permitted by Assignor.

4.4 HVPA IV is a limited liability company duly organized, validly existing and created under the laws of the State of Delaware.

4.5 HVPA II is a limited partnership duly organized, validly existing and created under the laws of the State of Delaware.

4.6 Each of the Property Owning Subsidiaries is a limited partnership duly organized, validly existing and created under the laws of the State of Delaware.

5. Representations and Warranties of Assignee. Assignee, to induce Assignor to enter into this Agreement, hereby makes the following representations and warranties to Assignor, all of which shall be true and correct as of the time of the execution hereof and as of the time of Closing as if the same had been made at the time of Closing:

5.1  Assignee has the full legal right, power and authority to enter into this Agreement and to perform its obligations hereunder.

5.2 Those signing for Assignee below are authorized to do so. Assignee has taken all necessary action to authorize the execution, delivery and performance of this Agreement by Assignee, and, , except for obtaining Lender’s Consent, no other consent or approval is required (including, without limitation, consent or approval under a bond, note, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Assignee or its properties are bound, or to the best of Assignee's knowledge, any provision of statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Assignee) in order for Assignee to effectuate the transaction described herein.

6. Prorations; Transfer Taxes. All collected rents and other payments from tenants under leases affecting the real property owned by the Property Owning Subsidiaries shall be prorated between Assignor and Assignee as of 11:59 p.m. on the day prior to the Closing. Interest due with respect to the Existing Loan for the month in which Closing occurs shall be prorated between the parties with Assignor responsible for the Existing Loan interest to the date preceding the Closing and Assignee responsible for the Existing Loan interest on and after the date of Closing.

In the event any realty transfer taxes are at any time imposed on or in connection with this transaction, they shall be borne equally by Assignor and Assignee.

7. Documents at Closing. At the Closing, the following documents shall be executed, acknowledged (where appropriate) and delivered by the designated parties:

7.1  An Assignment and Assumption Agreement.

7.2 A Foreign Investment in Real Property Tax Act Affidavit of Assignors to the effect that no withholding of any portion of the assumption price is required.

8.  Governing Laws; Successors. This Agreement shall be governed by Pennsylvania law and shall bind and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.

9.  Headings. The headings preceding the text of the paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

10.  Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

11.  Entire Agreement; Amendments. This Agreement sets forth all of the promises, covenants, agreements and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, expressed or implied. Assignors have not made and do not make any representations as to Milestone or the Property Owning Subsidiaries or their respective assets except as herein specifically set forth, neither party relying upon any statement or representation made by the other not embodied in this Agreement.

12.  Brokers. Assignor and Assignee represent and warrant to each other that they have dealt with no broker or other person or entity entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement. Each party shall indemnify and hold the other harmless from and against any and all claims and/or liability for brokers' commissions or finders' fees arising out of this Agreement by reason of breach of the above warranty.

13. Notices. All notices, demands, requests or other communications required or permitted under the terms of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by any party, shall be sent to the parties at the following respective addresses:

If intended for Assignee:

c/o American Realty Capital
405 Park Avenue, 6th Floor
New York, New York 10022

with a copy to:

Helene S. Jaron, Esquire
Wolf, Block, Schorr & Solis-Cohen LLP
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103
Facsimile: (215) 405-2938
e-mail: hjaron@wolfblock.com

If intended for Assignor:

c/o American Realty Capital
405 Park Avenue, 6th Floor
New York, New York 10022

with a copy to:

Helene S. Jaron, Esquire
Wolf, Block, Schorr & Solis-Cohen LLP
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103
Facsimile: (215) 405-2938
e-mail: hjaron@wolfblock.com

Notices may be given on behalf of any party by its legal counsel. Each such notice, demand, request or other communication shall be deemed to have been properly served for all purposes if (i) hand delivered against a written receipt of delivery, or (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at the address set forth above in this paragraph.

14. Miscellaneous.

14.1  All of the representations and warranties of the parties contained in this Agreement shall survive Closing.

14.2  The execution of this Agreement shall in no way affect the existing Operating Agreement and, if for any reason, Closing under this Agreement is not consummated, the existing Operating Agreement shall remain in full force and effect and unmodified hereby.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ASSIGNEE:

AMERICAN REALTY CAPITAL OPERATING
PARTNERSHIP, L.P., a Delaware limited
partnership

By:	American Realty Capital Trust, Inc., its
general partner

By:
Name:
Its:

ASSIGNOR:

NICHOLAS S. SCHORSCH